                                                                     EXHIBIT 4.2

                                                                  EXECUTION COPY


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                              DELTA AIR LINES, INC.

                                       AND

                              THE BANK OF NEW YORK
                                   as Trustee

                            10% Senior Notes due 2008

                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of September 9, 2003

                                       TO

                                    INDENTURE

                             Dated as of May 1, 1991



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


                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

Article I. DEFINITIONS............................................................................................2

         Section 1.1.      Defined Terms..........................................................................2
         Section 1.2.      Other Definitions......................................................................5
         Section 1.3.      Amendments to Certain Definitions in the Base Indenture................................5

Article II. FORM AND TERMS OF THE NOTES...........................................................................5

         Section 2.1.      General................................................................................5

Article III. AMENDMENTS TO THE BASE INDENTURE.....................................................................7

         Section 3.1.      Form of Legend for Global Securities...................................................7
         Section 3.2.      Execution, Authentication, Delivery and Dating.........................................8
         Section 3.3.      Registration, Registration of Transfer and Exchange....................................8
         Section 3.4.      Satisfaction and Discharge of the Indenture...........................................11
         Section 3.5.      Events of Default.....................................................................11
         Section 3.6.      Acceleration of Maturity; Rescission and Annulment....................................13
         Section 3.7.      Collection of Indebtedness and Suits for Enforcement by Trustee.......................14
         Section 3.8.      Limitation on Suits...................................................................14
         Section 3.9.      Waiver of Past Defaults...............................................................14
         Section 3.10.     The Trustee - Certain Duties and Responsibilities.....................................14
         Section 3.11.     Notice of Defaults....................................................................15
         Section 3.12.     Company May Consolidate Etc., Only On Certain Terms...................................15
         Section 3.13.     Supplemental Indentures Without Consent of Holders....................................16
         Section 3.14.     Supplemental Indentures With Consent of Holders.......................................17
         Section 3.15.     Certain Information Concerning Tax Reporting..........................................18
         Section 3.16.     Redemption of Securities..............................................................18
         Section 3.17.     Sinking Funds.........................................................................18
         Section 3.18.     No Recourse Against Others............................................................18

Article IV. MISCELLANEOUS........................................................................................19

         Section 4.1.      Effect of Headings....................................................................19
         Section 4.2.      Successors and Assigns................................................................19
         Section 4.3.      Separability Clause...................................................................19
         Section 4.4.      Benefits of the First Supplemental Indenture..........................................19
         Section 4.5.      Governing Law.........................................................................19
         Section 4.6.      First Supplement to Supersede Base Indenture..........................................19

Exhibit A         Form of Note

                          FIRST SUPPLEMENTAL INDENTURE

                  THIS FIRST SUPPLEMENTAL INDENTURE, dated as of September 9, 2003, is between Delta Air Lines, Inc., a Delaware corporation (the "COMPANY"), and The Bank of New York, successor to The Citizens and Southern National Bank of Florida, having its principal corporate trust office 101 Barclay Street, Floor 8W, New York, NY 10286, as trustee (the "TRUSTEE").

                                   WITNESSETH:

                  WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of May 1, 1991 (the "BASE INDENTURE," and, as supplemented by this First Supplemental Indenture, the "Indenture"), providing for the issuance by the Company from time to time of its unsecured debentures, notes or other evidences of indebtedness, unlimited as to principal amount, to bear such rates of interest, to mature at such time or times, to be issued in one or more series and to have such other provisions as shall be fixed in accordance with the terms of the Base Indenture;

                  WHEREAS, the Company commenced an exchange offer on July 25, 2003, which was supplemented and amended on August 13, 2003 (as supplemented and amended, the "EXCHANGE OFFER"), for any and all of its outstanding 6.65% Medium-Term Notes, Series C due 2004, (the "2004 NOTES"), and 7.70% Senior Notes Due 2005 (the "2005 NOTES"; together with the 2004 Notes, the "EXISTING NOTES") in exchange for consideration consisting of (i) with respect to each $1,000 principal amount of the 2004 Notes tendered in the Exchange Offer, $409.50 principal amount of Notes (as defined below) and a cash payment of $650, and
(ii) with respect to each $1,000 principal amount of the 2005 Notes tendered in the Exchange Offer, $1,120 principal amount of Notes, in each case on the terms and subject to the conditions set forth in the Offering Memorandum, the letter of transmittal to be used by holders tendering their Existing Notes pursuant to the Exchange Offer, the letter to brokers, dealers, commercial banks, trust companies and nominees and the form of letter from any of them to their clients, any press releases or newspaper advertisements relating to the Exchange Offer and any other material furnished to holders of the Existing Notes in connection with the Exchange Offer, together with all information and documents incorporated by reference therein;

                  WHEREAS, the terms of the Exchange Offer and the issuance and sale of the Notes pursuant to the terms of the Exchange Offer were authorized by resolutions adopted by the Board of Directors on April 23, 1998, as amended on October 25, 2000, October 25, 2001 and April 25, 2003, and by resolutions adopted by the pricing committee of the Board of Directors on July 22, 2003 as amended and restated as of August 13, 2003;

                  WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Base Indenture and pursuant to appropriate resolutions of the Board of Directors and the pricing committee of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this First Supplemental Indenture to the Base Indenture in order to establish the form and terms of, and to provide for the creation and issuance of, a new series of Securities designated as its "10% Senior Notes due 2008" (hereinafter referred to as the "NOTES") in the aggregate principal amount of $672,850,000;

                  WHEREAS, Section 901 of the Base Indenture provides that the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture, in form satisfactory to the Trustee, without the consent of any Holders, to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Base Indenture; and

                  WHEREAS, all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee and issued upon the terms and subject to the conditions of the Indenture against payment therefor, the valid, binding and legal obligations of the Company and to make this First Supplemental Indenture a valid, binding and legal agreement of the Company have been done.

                  NOW, THEREFORE, in order to establish the form and terms of the Notes and for and in consideration of the premises and of the covenants contained in the Base Indenture and in this First Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders from time to time of the Notes, as follows:

                                   ARTICLE I.

                                   DEFINITIONS

SECTION 1.1.      Defined Terms.

                  For all purposes of the Indenture and the Notes created hereby, except as otherwise expressly provided or unless the context otherwise requires, the terms used in the Indenture shall have the meanings assigned to them in this Article I. Each capitalized term that is used in the Indenture but not defined herein shall have the meaning specified in the Base Indenture.

                  "ADDITIONAL INTEREST" shall be as set forth in paragraph 14 of the Notes, the form of which is attached as Exhibit A hereto, qualified by reference to, and is subject in its entirety to, the more complete description thereof contained in the Registration Rights Agreement.

                  "AGENT MEMBERS" means members of, or participants in, the Depositary.

                  "APPLICABLE PROCEDURES" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

                  "BANKRUPTCY LAW" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

                  "BUSINESS DAY" means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

                  "CERTIFICATED SECURITIES" means, with respect to the Notes, Securities that do not bear the Global Securities Legend, evidencing all or part of a series of Securities, authenticated and delivered pursuant to the terms of this Indenture.

                  "CORPORATE TRUST OFFICE" means the corporate trust office of the Trustee at which at any particular time the trust created by this Indenture shall principally be administered; as of the date hereof, the Corporate Trust Office is located at The Bank of New York Corporate Trust Operations, 111 Sanders Creek Parkway, East Syracuse, New York 13057; Attention: Corporate Trust Administration.

                  "DEFAULT" means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

                  "DTC" means the Depository Trust Company.

                  "GLOBAL SECURITIES" means a Security bearing the Global Securities Legend, evidencing all or part of a series of Securities, authenticated and delivered to the Depositary for such series, or its nominee, and registered in the name of such Depositary or nominee.

                  "INDEBTEDNESS" means, with respect to the Company, all obligations, whether or not contingent, of the Company (i) (a) for borrowed money (including, but not limited to, any indebtedness secured by a security interest, mortgage or other lien on the assets of the Company that is (1) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another, or (2) existing on property at the time of acquisition thereof), (b) evidenced by a note, debenture, bond or other written instrument, (c) under a lease required to be capitalized on the balance sheet of the lessee under GAAP or under any lease or related document (including a purchase agreement) that provides that the Company is contractually obligated to purchase or cause a third party to purchase and thereby guarantee a minimum residual value of the lease property to the lessor and the obligations of the Company under such lease or related document to purchase or to cause a third party to purchase such leased property, (d) in respect of letters of credit, bank guarantees or bankers' acceptances (including reimbursement obligations with respect to any of the foregoing), (e) with respect to Indebtedness secured by a mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance to which the property or assets of such person are subject, whether or not the obligation secured thereby shall have been assumed by or shall otherwise be such person's legal liability,
(f) in respect of the balance of deferred and unpaid purchase price of any property or assets, and (g) under interest rate or currency swap agreements, cap, floor and collar agreements, spot and forward contracts and similar agreements and arrangements; (ii) with respect to any obligation of others of the type described in the preceding clause (i) or under clause (iii) below assumed by or guaranteed in any manner by such person through an agreement to purchase (including, without limitation, "take or pay" and similar arrangements), contingent or otherwise (and the obligations of such person under any such assumptions, guarantees or other such arrangements); and (iii) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any of the foregoing.

                  "INDENTURE" shall have the meaning specified in the preamble hereof. Solely with respect to the Notes, all references to the term "Indenture" in the Base Indenture shall refer to the Base Indenture, as supplemented and amended by this First Supplemental Indenture.

                  "INTEREST PAYMENT DATE" shall have the meaning specified in
Section 2.1 hereof and, solely with respect to the Notes, all references to the term "Interest Payment Date" in the Base Indenture shall mean February 15 and August 15 of each year, commencing February 15, 2004.

                  "OFFERING MEMORANDUM" means the offering memorandum, dated July 25, 2003, relating to the Notes, as supplemented or amended by the supplement thereto, dated August 13, 2003, including all information and documents incorporated by reference therein.

                  "OFFICER" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, any Executive Vice President, Senior Vice President or Vice President (whether or not designated by a number or numbers or word or words before or after the title "Vice President"), the Treasurer, the Secretary and any Assistant Treasurer or any Assistant Secretary of the Company.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement relating to the Notes, dated September 9, 2003, among the Company, the Trustee and the Dealer Managers (as defined therein), as such agreement may be amended, modified or supplemented from time to time.

                  "REGULAR RECORD DATE" means, with respect to the payment of interest on the Notes, the February 1 and August 1, whether or not a Business Day, immediately preceding the relevant Interest Payment Date.

                  "RESTRICTED SECURITIES" means a Security bearing the Restricted Securities Legend, evidencing all or part of a series of Securities, authenticated and delivered pursuant to the terms of this Indenture.

                  "RESTRICTED SECURITIES LEGEND" means the legend labeled as such, as set forth in the form of Note attached hereto as Exhibit A.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "TRUST OFFICER" means, when used with respect to the Trustee,
(i) any officer within the corporate trust department of the Trustee who has direct responsibility for administering this Indenture or (ii) any other officer of the Trustee who has direct responsibility for administering this Indenture and to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject.

SECTION 1.2.      Other Definitions.

                  The definitions of the following terms may be found in the Sections indicated as follows:

                  TERM                                 DEFINED IN SECTION
                  ----                                 ------------------

                  "2004 Notes"                                Preamble hereof
                  "2005 Notes"                                Preamble hereof
                  "Base Indenture"                            Preamble hereof
                  "Company"                                   Preamble hereof
                  "Exchange Offer"                            Preamble hereof
                  "Event of Default"                       Section 3.5 hereof
                  "Existing Notes"                            Preamble hereof
                  "Global Securities Legend"               Section 3.2 hereof
                  "Maturity Date"                          Section 2.1 hereof
                  "Notes"                                     Preamble hereof
                  "Payment Default"                        Section 3.5 hereof
                  "Rule 144A"                              Section 2.1 hereof
                  "Trustee"                                   Preamble hereof

SECTION 1.3.      AMENDMENTS TO CERTAIN DEFINITIONS IN THE BASE INDENTURE.

                  Section 101 of the Base Indenture is hereby amended, solely with respect to the Notes (and not with respect to any other series of Securities that may be issued under the Base Indenture) by deleting in its entirety the following defined terms used therein: (i) "Business Day"; (ii) "Global Security"; (iii) "Indenture"; (iv) "interest"; (v) "Original Issue Discount Security; (vi) "Redemption Date"; and (vii) "Redemption Price".

ARTICLE II.
                           FORM AND TERMS OF THE NOTES
SECTION 2.1.      General.

                  In accordance with Sections 201 and 301 of the Base Indenture, the following terms relating to the Notes, and the form of the Notes, are hereby established:

                  (1) Title of the Securities. The Notes shall constitute a series of Securities having the title "10% Senior Notes due 2008."

                  (2) Aggregate Principal Amount. The aggregate principal amount of the Notes that may be authenticated and delivered under this First Supplemental Indenture shall be, and the aggregate principal amount of Notes outstanding at any time may not exceed, $672,850,000, except as provided in Section 306 of the Base Indenture.

                  (3) Registered Form. The Notes shall be issued in fully registered form. The certificate for the Notes shall be in substantially the forms attached hereto as Exhibit A.

                  (4) Global Securities. The Notes are being offered and sold to "qualified institutional buyers" (as defined in Rule 144A) in reliance on Rule 144A under the Securities Act ("RULE 144A") and shall be issued in the form of one or more permanent

         Global Securities in definitive, fully registered form without interest coupons with the Global Securities Legend and the Restricted Securities Legend.

                  (5) Person to Whom Interest Shall Be Payable. Interest on the Notes shall be payable to the Holders of the Notes at the close of business on the Regular Record Date for such interest.

                  (6) Maturity Date. The entire outstanding principal amount of the Notes shall be payable in a single installment on August 15, 2008 (the "MATURITY DATE").

                  (7) Interest. The Notes shall bear interest at 10% per annum from September 9, 2003, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually on February 15 and August 15 of each year (for purposes of the Notes, each an "INTEREST PAYMENT DATE"), commencing February 15, 2004. Interest on the Notes shall be calculated on the basis of a 360-day year of twelve 30-day months and, for any period shorter than a full six-month interest period, on the basis of the actual number of days elapsed in such period. If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the required payment of principal of and interest (including Additional Interest, if any) on the Notes will be made on the next succeeding Business Day as if made on the date that such payment was due and no interest will accrue on that payment for the period from and after the Interest Payment Date or the Maturity Date, as applicable, to the date of payment on the next succeeding Business Day. If the Notes are held in global form, principal and interest (including Additional Interest, if any) on the Notes shall be paid by wire transfer in immediately available funds in accordance with the written wire transfer instructions supplied by the Global Securities Holder from time to time to the Trustee and Paying Agent (if different from the Trustee) at least two days prior to the applicable Regular Record Date; provided that any payment to the Depositary or its nominee shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied by the Depositary or its nominee from time to time to the Trustee and Paying Agent (if different from Trustee) at least two days prior to the applicable Regular Record Date. With respect to Notes held other than in global form, the Company will make payments by wire transfer of immediately available funds to the account specified by the Holders thereof or, if no such account is specified with respect to a Holder, by mailing a check to the Holder's registered address.

                  (8) Place of Payment. The Trustee, at its Corporate Trust Office, is hereby initially designated as the Place of Payment and initially appointed as the Security Registrar and Paying Agent for the Notes, and as agent for the Company to receive all presentations, surrenders, notices and demands in respect of the Notes. No Redemption. The Notes are not redeemable by the Company prior to the Maturity Date.

                  (9) No Sinking Fund. The Company shall have no obligation to redeem or purchase the Notes pursuant to any sinking fund or analogous provisions, or at the option of a Holder thereof.

                  (10) Denominations. The Notes are issuable in denominations of $1,000 and any integral multiples of $1,000.

                  (11)     -- (14): NOT APPLICABLE.

                  (15) Global Securities. The Global Securities representing the Notes shall be deposited on behalf of the Holders of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary for the accounts of participants in the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided. The Depositary for the Notes shall initially be The Depository Trust Company, a New York corporation.

                  (16)     NOT APPLICABLE.

                  (17) Section 1302 of the Base Indenture shall apply to the Notes, in accordance with the provisions, terms and conditions set forth in Article Thirteen thereof.

                                  ARTICLE III.

                        AMENDMENTS TO THE BASE INDENTURE

SECTION 3.1.      FORM OF LEGEND FOR GLOBAL SECURITIES.

                  Solely with respect to the Notes (and not with respect to any other series of Securities that may be issued under the Base Indenture), Section 204 of the Base Indenture is hereby amended by replacing that section in its entirety with the following:

                  "Section 204. Form of Legend for Global Securities.

                  Any Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form (a "GLOBAL SECURITIES LEGEND"):

                  THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS

                  MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR CERTIFICATED NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR NOMINEE."

SECTION 3.2.      EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

                  Solely with respect to the Notes (and not with respect to any other series of Securities that may be issued under the Base Indenture), Section 303 of the Base Indenture is hereby amended by replacing the first paragraph of that section in its entirety with the following:

                  "One Officer shall sign the Notes for the Company by manual or facsimile signature."

SECTION 3.3.      REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

                  Solely with respect to the Notes (and not with respect to any other series of Securities that may be issued under the Base Indenture), Section 305 of the Base Indenture is hereby amended by replacing the last three paragraphs of that section in their entirety with the following:

                  "RESTRICTIONS ON TRANSFER. If Securities are issued upon the registration of transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the Restricted Securities Legend, or if a request is made to remove the Restricted Securities Legend on a Security, the Securities so issued shall bear the Restricted Securities Legend, or the Restricted Securities Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Security Registrar such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Company and the Security Registrar, that such Security has been sold pursuant to an effective registration statement under the Securities Act or that neither the Restricted Securities Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 or Regulation S under the Securities Act or that such Notes are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon provision to the Company of such satisfactory evidence, the Trustee, at the written direction of the Company, shall authenticate and deliver Notes that do not bear the legend. The Company shall not otherwise be entitled to require the delivery of a legal opinion in connection with any transfer or exchange of Securities. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee and the Security Registrar shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Opinion of Counsel or registration statement. If the Restricted Securities Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Company shall use its reasonable best efforts to reinstate the Restricted Securities Legend.

                  The Trustee and the Security Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  Subject to the preceding two paragraphs, every Security shall be subject to the restrictions on transfer provided in the Restricted Securities Legend including the delivery of an Opinion of Counsel, if so provided. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by the assignment form substantially the form set forth in Exhibit A attached hereto, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Security Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed assignment form.

                  EXCHANGE OF GLOBAL SECURITIES FOR CERTIFICATED SECURITIES. Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security and a successor Depositary is not appointed by the Company within 90 days or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, (B) the Company, at its option, notifies the Trustee in writing that it has elected to cause the issuance of Certificated Securities; or (C) a Default or an Event of Default has occurred and is continuing with respect to the Securities. If any of (A), (B) or (C) shall have occurred, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons. Any Global Security exchanged pursuant to clause (A) or (B) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (C) above may be exchanged in whole at any time, or in part from time to time, as directed by the

         Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

                  Certificated Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount at Maturity equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Security Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount at Maturity thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

                  The registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities; provided, however, that neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any of its nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

                  TRANSFER OF A CERTIFICATED SECURITY FOR A BENEFICIAL INTEREST IN A GLOBAL SECURITY. A Certificated Security may not be exchanged for a beneficial interest in a Global Security except upon written instructions directing the Trustee to make, or to direct the Security Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount at Maturity of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase. In such event, the Trustee shall cancel such Certificated Security and cause, or direct the Security Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Security Registrar, the aggregate principal amount at Maturity of Securities represented by the Global Security to be increased by the aggregate principal amount at Maturity of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount at Maturity of the Certificated Security so canceled. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount at Maturity.

                  As used in this Section 305, the term "transfer" encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security."

SECTION 3.4.      SATISFACTION AND DISCHARGE OF THE INDENTURE.

                  Solely with respect to the Notes (and not with respect to any other series of Securities that may be issued under the Base Indenture), Section 401(1)(B)(iii) of the Base Indenture is hereby deleted in its entirety.

SECTION 3.5.      EVENTS OF DEFAULT.

                  Solely with respect to the Notes (and not with respect to any other series of Securities that may be issued under the Base Indenture), Section 501 of the Base Indenture is hereby amended by replacing the section in its entirety with the following:

                  "An "EVENT OF DEFAULT" with respect to any Notes shall be deemed to have occurred if:

                  (a) the Company defaults in the payment of any installment of interest (including Additional Interest, if any) on the Notes when due and continuance of such default for 30 days or more; or

                  (b) the Company defaults in the payment of principal of the Notes when due; or

                  (c) the Company fails to comply or observe in any material respect (other than a default set forth in clauses
                  (a) and (b) above and clause (d) below) any other covenant or agreement of the Company in respect of the Notes set forth in this Indenture or the Notes, and fails to remedy such default or breach within a period of 60 days after the receipt of written notice to the Company from the Trustee or to the Company and the Trustee from the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; or

                  (d) a default under any credit agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary, other than any such Indebtedness which is non-recourse to the Company or any Restricted Subsidiary, whether such Indebtedness exists on the date of this Indenture or shall hereafter be created, which default (i) is caused by a failure to pay when due any principal on such Indebtedness at the final stated maturity date of such Indebtedness (which failure continues beyond any applicable grace period) (a "PAYMENT DEFAULT") or (ii) results in the acceleration of such Indebtedness prior to its express maturity (without such acceleration being rescinded or annulled) and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there is a Payment Default or the maturity of which has been so accelerated, aggregates to $75,000,000 or more and such Payment Default is not cured or such acceleration is not annulled within 30 days after receipt of written notice to the Company from the Trustee or to the Company and the Trustee from Holders of at least 25% in aggregate principal amount of the Notes then outstanding; or

                  (e) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any Bankruptcy Law, or (ii) a decree or order adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable U.S. federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (f) the commencement by the Company of a voluntary case or proceeding under any Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any Bankruptcy Law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due."

SECTION 3.6.      ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

                  Solely with respect to the Notes (and not with respect to any other series of Securities that may be issued under the Base Indenture), Section 502 of the Base Indenture is hereby amended by replacing the section in its entirety with the following:

                  "(a) If an Event of Default (other than an Event of Default specified in clauses (e) and (f) of Section 5.01 of the Indenture) occurs and is continuing, then and in every such case the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company and the Trustee, may declare the unpaid principal of and accrued and unpaid interest (including Additional Interest and Defaulted Interest), if any on all the Notes then outstanding to be due and payable. Upon such declaration such principal amount and accrued and unpaid interest (including Additional Interest and Defaulted Interest), if any, shall become immediately due and payable, notwithstanding anything contained in this Indenture or the Notes to the contrary. If any Event of Default specified in clauses (e) or (f) of Section 5.01 of the Indenture occurs, all unpaid principal of and accrued and unpaid interest (including Additional Interest and Defaulted Interest), if any, on the Notes then outstanding shall become automatically due and payable, without any declaration or other act on the part of the Trustee or any Holder.

                  (b) The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may rescind any acceleration of the Notes and its consequences if all existing Events of Default (other than nonpayment of principal of and interest or Additional Interest, if any, on the Notes which has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree of any court of competent jurisdiction. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto."

SECTION 3.7.      COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY
                  TRUSTEE.

                  Solely with respect to the Notes (and not with respect to any other series of Securities that may be issued under the Base Indenture), Section 503 of the Base Indenture is hereby amended by replacing clauses (1) and (2) of that section in its entirety with the following:

                  "(1)     the Company defaults in the payment of any
                  installment of interest (including Additional Interest, if any) on the Notes when due and continuance of such default for 30 days or more; or

                  (2) the Company defaults in the payment of principal of the Notes when due,"

SECTION 3.8.      LIMITATION ON SUITS.

                  Solely with respect to the Notes (and not with respect to any other series of Securities that may be issued under the Base Indenture), Section 507 of the Base Indenture is hereby amended by including the following provisions as the last paragraph of that section:

                  "This Section 5.07 does not affect the right of the Holders to bring an action for enforcement of the payment of the principal of or interest (including Additional Interest), if any, on such Holders' Notes on or after the respective due dates expressed in the Notes."

SECTION 3.9.      WAIVER OF PAST DEFAULTS.

                  Solely with respect to the Notes (and not with respect to any other series of Securities that may be issued under the Base Indenture), Section 513 of the Base Indenture is hereby amended by replacing clause (1) of that section in its entirety with the following:

                  "(1) in the payment of the principal or interest or Additional Interest, if applicable, on the Notes (other than the non-payment of principal, interest or Additional Interest, if any, on the Notes which has become due solely by virtue of an acceleration which has been duly rescinded as provided above); or"

SECTION 3.10.     THE TRUSTEE - CERTAIN DUTIES AND RESPONSIBILITIES.

                  Solely with respect to the Notes (and not with respect to any other series of Securities that may be issued under the Base Indenture), Section 601 of the Base Indenture is hereby amended by adding the following provision as a second paragraph to that Section:

                  "Except during the continuance of an Event of Default known to a Trust Officer of the Trustee, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee. If an Event of Default known to a Trust Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. An Event of Default shall be considered known to a Trust Officer of the Trustee under the circumstances provided in Section 602 of the Base Indenture as supplemented and amended by this First Supplemental Indenture."

SECTION 3.11.     NOTICE OF DEFAULTS.

                  Solely with respect to the Notes (and not with respect to any other series of Securities that may be issued under the Base Indenture), Section 602 of the Base Indenture is hereby amended by replacing that section in its entirety with the following:

                  "If a Default or Event of Default occurs and is continuing and if it is known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder a notice of the Default or Event of Default within 90 days after the occurrence of such Default or Event of Default. A Default or an Event of Default shall not be considered known to a Trust Officer of the Trustee unless it is a Default or Event of Default in the payment of principal, interest or Additional Interest, if any, when due or a Trust Officer of the Trustee shall have received notice thereof, sent to The Bank of New York, 10161 Centurion Parkway, Jacksonville, Florida 32256 (Facsimile No. (904) 645-1921). in accordance with this Indenture, from the Company or from the Holders of a majority in principal amount of the outstanding Notes. Except in the case of a Default or Event of Default in payment of principal of, or interest or Additional Interest, if any, on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the Holders. The Trustee shall not be deemed to have notice of any event that would require payment of

         Additional Interest until the Trustee receives written notice of such event from the Company or the Holder of Notes."

SECTION 3.12.     COMPANY MAY CONSOLIDATE ETC., ONLY ON CERTAIN TERMS.

                  Solely with respect to the Notes (and not with respect to any other series of Securities that may be issued under the Base Indenture), Section 801 of the Base Indenture is hereby amended by replacing that section in its entirety with the following:

                  "The Company shall not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, and the Company shall not permit any person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company unless:

                  (a)      either:

                           (i)      the Company shall be the continuing
                                    corporation; or

                           (ii) the person formed by or surviving any such consolidation or share exchange or into which the Company is merged (if other than the Company) or the person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company as an entirety or substantially as an entirety:
                                    (1) shall be a corporation, partnership or trust organized under the laws of the United States or any State thereof or the District of Columbia; and (2) shall expressly assume, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest and Additional Interest, if any, on all of the Notes and the performance or observance of every covenant of the Notes and this Indenture on the part of the Company to be performed or observed;

                  (b) in all cases, immediately after giving effect to such transaction no Default and no Event of Default shall have occurred and be continuing; and

                  (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with."

SECTION 3.13.     SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

                  Solely with respect to the Notes (and not with respect to any other series of Securities that may be issued under the Base Indenture), Section 901 of the Base Indenture is hereby amended by replacing that section in its entirety with the following:

                  "The Company and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Holder for the purposes of:

                  (a) curing any ambiguity, defect or inconsistency or making any other changes in the provisions of this Indenture which the Company and the Trustee may deem necessary or desirable, provided that such amendment does not materially and adversely affect the rights of the Holders under this Indenture;

                  (b) providing for the assumption of the covenants and obligations of the Company hereunder and in the Notes in the circumstances required by Section 8.01 of the Indenture;

                  (c) evidencing and providing for the acceptance of appointment under this Indenture of a successor Trustee;

                  (d) making any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;

                  (e) complying with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; or

                  (f) modifying the restrictions on, and procedures for, resale and other transfers of the shares pursuant to law, regulation or practice relating to the resale or transfer of Restricted Securities generally."

SECTION 3.14.     SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

                  Solely with respect to the Notes (and not with respect to any other series of Securities that may be issued under the Indenture), Section 902 of the Base Indenture is hereby amended by replacing that section in its entirety with the following:.

                  "Subject to Section 508 of the Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes).

                  Subject to Sections 513 of the Indenture, the Company and the Trustee may waive any existing Default or compliance in any particular instance by the Company with any provision of this Indenture or the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes).

                  However, without the consent of each Holder affected, an amendment or waiver under this Section may not (with respect to any Notes held by a non-consenting Holder):

                           (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                           (b) reduce the principal of or change the fixed maturity of any Note or, except as permitted pursuant to
                  Section 901 of the Indenture alter the redemption or repurchase provisions with respect thereto;

                           (c) reduce the rate of or amount of, or change the time for payment of, interest, including Defaulted Interest and Additional Interest, if any, on any Note;

                           (d) waive a Default or Event of Default in the payment of principal of or interest (including Additional Interest, if any) on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes then outstanding and a waiver of the payment default that resulted from such acceleration);

                           (e) make any Note payable in money other than as provided for in the Indenture and in the Notes;

                           (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or interest (including Additional Interest, if any) on the Notes;

                           (g) make any change to the abilities of Holders to enforce their rights hereunder or the provisions of clauses
                  (a) through (g) of this Section 902.

                  To secure a consent of the Holders under this Section, it shall not be necessary for such Holders to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment or waiver under this Section becomes effective, the Company shall mail to Holders a notice briefly describing the amendment or waiver."

SECTION 3.15.     CERTAIN INFORMATION CONCERNING TAX REPORTING.

                  Solely with respect to the Notes (and not with respect to any other series of Securities that may be issued under the Base Indenture), the first two paragraphs of Section 1007 are hereby deleted in their entirety.

SECTION 3.16.     REDEMPTION OF SECURITIES.

                  Solely with respect to the Notes (and not with respect to any other series of Securities that may be issued under the Base Indenture), Article Eleven of the Base Indenture is hereby deleted in its entirety.

SECTION 3.17.     SINKING FUNDS.

                  Solely with respect to the Notes (and not with respect to any other series of Securities that may be issued under the Base Indenture), Article Twelve of the Base Indenture is hereby deleted in its entirety.

SECTION 3.18.     NO RECOURSE AGAINST OTHERS.

                  Solely with respect to the Notes (and not with respect to any other series of Securities that may be issued under the Base Indenture), Article Fourteen of the Base Indenture is hereby amended by replacing it in the entirety with the following:

                                "ARTICLE FOURTEEN
                           NO RECOURSE AGAINST OTHERS

                  No director, officer, employee, stockholder or Affiliate of the Company shall have any liability or any obligations under the Notes or this Indenture or for any claim based on, in respect of, or by reason of such obligations or the creation of such obligations. Each Holder by accepting a Note waives and releases all such liability with respect to each director, officer, employee, stockholder and Affiliate of the Company. This waiver and release are part of the consideration for the Notes. Each of such directors, officers, employees, stockholders and Affiliates of the Company is a third party beneficiary of this Article Fourteen."

                                  ARTICLE IV.

                                  MISCELLANEOUS

SECTION 4.1.      EFFECT OF HEADINGS.

                  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 4.2.      SUCCESSORS AND ASSIGNS.

                  All covenants and agreements in this First Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 4.3.      SEPARABILITY CLAUSE.

                  In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 4.4.      BENEFITS OF THE FIRST SUPPLEMENTAL INDENTURE.

                  Nothing in this First Supplemental Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

SECTION 4.5.      GOVERNING LAW.

                  This First Supplemental Indenture and the Notes created hereby shall be governed by the laws of the State of New York, without giving effect to such state's conflict of laws principles.

SECTION 4.6.      FIRST SUPPLEMENT TO SUPERSEDE BASE INDENTURE.

                  Except as expressly amended hereby, and as so amended only solely with respect to the Notes (and not with respect to any other series of Securities that may be issued under the Base Indenture), the Base Indenture shall remain in full force and effect as of the date hereof, and the Base Indenture is in all respects hereby ratified and confirmed. This First Supplemental Indenture and all its provisions shall be deemed a part of the Base Indenture in the manner and to the extent herein and therein provided. Notwithstanding the foregoing, to the extent that any provision of the Base Indenture shall conflict with any provision of this First Supplemental Indenture, the terms of this First Supplemental Indenture shall be deemed controlling and the conflicting provision of the Base Indenture shall be null and void to the extent of such conflict.


         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

                  IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed, and attested, all as of the date and year first written above.

                                  DELTA AIR LINES, INC.


                                  By:    /s/ James M. Whitehurst
                                        -------------------------------------
                                  Name:  James M. Whitehurst
                                  Title: Senior Vice President - Finance,
                                         Treasury and Business Development


                                  THE BANK OF NEW YORK
                                  as Trustee


                                  By:    /s/ Craig A. Kaye
                                        -------------------------------------
                                  Name:  Craig A. Kaye
                                  Title: As Agent

                                                                       EXHIBIT A

                           [FORM OF FACE OF SECURITY]

[The following Global Securities Legend shall appear on the face of each Global
Security:

         THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.]

[In addition to the above, the following Global Securities Legend shall appear on the face of each Global Security for which The Depository Trust Company is to be the Depositary:

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR CERTIFICATED NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR NOMINEE.]

                         [Restricted Securities Legend]

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF DELTA AIR LINES, INC. THAT THIS SECURITY MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE LATER OF (A) THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO THE SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) OR (B) THREE MONTHS AFTER SUCH HOLDER CEASES TO BE AN "AFFILIATE" (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF DELTA AIR LINES, INC., OTHER THAN (1) TO DELTA AIR LINES, INC., (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF AVAILABLE) UNDER THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF DELTA AIR LINES, INC. THAT IT IS (X) A QUALIFIED INSTITUTIONAL BUYER OR (Y) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.

CUSIP No.:                                                      $[     ,000,000]
          ----------------                                        -----

                              DELTA AIR LINES, INC.
                            10% SENIOR NOTES DUE 2008

         DELTA AIR LINES, INC. promises to pay to CEDE & CO. or registered assigns, the principal sum of _____________________ DOLLARS ($______, 000, 000)
on August 15, 2008, and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest is paid or duly provided for.

         Interest Payment Dates: February 15 and August 15, commencing February 15, 2004

         Regular Record Dates: February 1 and August 1

The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.



                                DELTA AIR LINES, INC.



                                By:
                                    -----------------------------------------
                                Name:
                                Title:





TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated herein and referred to in the within-mentioned Indenture:


THE BANK OF NEW YORK
as Trustee



By:
   ------------------------------------------
                Authorized Signature



Dated:
        ------------------------------

                                 [Back of Note]


                              DELTA AIR LINES, INC.
                            10% SENIOR NOTES DUE 2008

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  1. INTEREST. Delta Airlines, Inc., a Delaware corporation (the "COMPANY") promises to pay interest on the principal amount of this Note at 10% per annum semi-annually on February 15 and August 15 of each year (for purposes of the Notes, each an "INTEREST PAYMENT DATE"), commencing February 15, 2004. Interest on the Notes will accrue from September 9, 2003, or from the most recent Interest Payment Date to which interest has been paid or duly provided for. Interest on the Notes shall be calculated on the basis of a 360-day year of twelve 30-day months and, for any period shorter than a full six-month interest period, on the basis of the actual number of days elapsed in such period. If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the required payment of principal of and interest (including Additional Interest), if any, on the Notes will be made on the next succeeding Business Day as if made on the date that such payment was due and no interest will accrue on that payment for the period from and after the Interest Payment Date or the Maturity Date, as applicable, to the date of payment on the next succeeding Business Day.

                  2. METHOD OF PAYMENT. The Holder must surrender Notes to a Paying Agent to collect principal payments. The Company will pay the principal and interest (including Additional Interest), if any, on the Notes at the office or agency of the Company maintained for such purpose, in money of the United States that at the time of payment is legal tender for payment of public and private debts. If the Notes are held in global form, principal and interest (including Additional Interest), if any, on the Notes shall be paid by wire transfer in immediately available funds in accordance with the written wire transfer instruction supplied by such Holder from time to time to the Trustee and Paying Agent (if different from the Trustee) at least two days prior to the applicable Regular Record Date; provided that any payment to the Depositary or its nominee shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied by the Depositary or its nominee from time to time to the Trustee and Paying Agent (if different from Trustee) at least two days prior to the applicable Regular Record Date. With respect to Notes held other than in global form, the Company will make payments by wire transfer of immediately available funds to the account specified by the Holders thereof or, if no such account is specified with respect to a Holder, by mailing a check to the Holder's registered address.

                  3. PAYING AGENT AND SECURITY REGISTRAR. The Bank of New York, the Trustee under the Indenture, at its Corporate Trust Office, is hereby initially designated as the Place of Payment and initially appointed as the Security Registrar and Paying Agent for the Notes, and as agent for the Company to receive all presentations, surrenders, notices and demands in respect of the Notes. The Notes may be presented for registration of transfer and exchange at the offices of the Security Registrar. The Company may change any Paying Agent or Security Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                  4. INDENTURE. The Company issued the Notes under an Indenture dated as of May 1, 1991 (the "BASE INDENTURE"), as supplemented and amended by the First Supplemental Indenture dated as of September 9, 2003 (the "FIRST SUPPLEMENTAL INDENTURE"), in each case between the Company and the Trustee. The Base Indenture, as supplemented by the First Supplemental Indenture, is herein referred to as the "INDENTURE." The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to, and qualified by, all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes issued under the Indenture are senior unsecured obligations of the Company limited as provided in the Indenture to $683,500,000 in aggregate principal amount.

                  5. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.

                  6.       PERSONS DEEMED OWNERS. The Person in whose name a
Note is registered in the Security Register may be treated as its owner for all purposes.

                  7. AMENDMENTS, SUPPLEMENTS AND WAIVERS. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing Default (except a Default or Event of Default in the payment of principal of or interest or Additional Interest, if any, on the Notes) may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

                  Without the consent of any Holder, the Indenture or the Notes may be amended to: (a) cure any ambiguity, defect or inconsistency or make any other changes in the provisions of the Indenture which the Company and the Trustee may deem necessary or desirable, provided that such amendment does not materially and adversely affect the rights of the Holders under the Indenture;
(b) evidence the succession of another person to the Company and provide for the assumption by such successor of the covenants and obligations of the Company under the Indenture and the Notes; (c) evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee; (d) make any changes that would provide the Holders with any additional rights or benefits or that do not adversely affect the legal rights under the Indenture of any Holder; (e) comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; or (f) modify the restrictions on, and procedures for, resale and other transfers of the shares pursuant to law, regulation or practice relating to the resale or transfer of Restricted Securities generally.

                  Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver; (b) reduce the principal of or change the fixed maturity of any Note or, except as permitted pursuant to Section 901 of the Base Indenture, as supplemented and amended by Section 3.10 of the First Supplemental Indenture, alter the redemption or repurchase provisions with respect thereto;
(c) reduce the rate of or amount of, or change the time for payment of, interest, including Defaulted Interest and Additional Interest, if any, on any Note; (d) waive a Default or Event of Default in the payment of principal of or interest (including Additional Interest), if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes then outstanding and a waiver of the payment default that resulted from such acceleration); (e) make any Note payable in money other than as provided for in the Indenture and in the Notes; (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or interest (including Additional Interest), if any, on the Notes; or (g) make any change to the abilities of Holders to enforce their rights hereunder or the provisions of clauses (a) through (g) of Section 902 of the Base Indenture, as supplemented and amended by Section 3.10 of the First Supplemental Indenture.

                  8. DEFAULTS AND REMEDIES. An Event of Default shall be deemed to have occurred if: (a) the Company defaults in the payment of any installment of interest (including Additional Interest, if any) on the Notes when due and continuance of such default for 30 days or more; (b) the Company defaults in the payment of principal of the Notes when due; (c) the Company fails to comply or observe in any material respect (other than a default set forth in the foregoing clauses 8(a) and 8(b) and the following clause 8(d)) any other covenant or agreement of the Company in respect of the Notes set forth in this Indenture or the Notes, and fails to remedy such default or breach within a period of 60 days after the receipt of written notice to the Company from the Trustee or to the Company and the Trustee from the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; (d) a default under any credit agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary, other than any such Indebtedness which is non-recourse to the Company or any Restricted Subsidiary, whether such Indebtedness exists on the date of this Indenture or shall hereafter be created, which default (i) is caused by a failure to pay when due any principal on such Indebtedness at the final stated maturity date of such Indebtedness (which failure continues beyond any applicable grace period) (a "PAYMENT DEFAULT") or (ii) results in the acceleration of such Indebtedness prior to its express maturity (without such acceleration being rescinded or annulled) and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there is a Payment Default or the maturity of which has been so accelerated, aggregates to $75,000,000 or more and such Payment Default is not cured or such acceleration is not annulled within 30 days after receipt of written notice to the Company from the Trustee or to the Company and the Trustee from Holders of at least 25% in aggregate principal amount of the

Notes then outstanding; or (e) certain events involving bankruptcy, insolvency or reorganization of the Company.

         If an Event of Default (other than an Event of Default specified in clauses (e) and (f) of Section 5.01 of the Base Indenture, as supplemented and amended by this First Supplemental Indenture) occurs and is continuing, then and in every such case the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company and the Trustee, may declare the unpaid principal of and accrued and unpaid interest (including Additional Interest and Defaulted Interest), if any on all the Notes then outstanding to be due and payable. Upon such declaration such principal amount and accrued and unpaid interest (including Additional Interest and Defaulted Interest), if any, shall become immediately due and payable, notwithstanding anything contained in this Indenture or the Notes to the contrary. If any Event of Default specified in clauses (e) or (f) of Section 5.01 of the Base Indenture, as supplemented and amended by this First Supplemental Indenture, occurs, all unpaid principal of and accrued and unpaid interest (including Additional Interest and Defaulted Interest), if any, on the Notes then outstanding shall become automatically due and payable, without any declaration or other act on the part of the Trustee or any Holder.

                  If a Default or Event of Default occurs and is continuing and if it is known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder a notice of the Default or Event of Default within 90 days after the occurrence of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of, or interest or Additional Interest, if any, on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

                  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require an indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.

                  9. TRUSTEE DEALINGS WITH THE COMPANY. The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar and any other agent of the Company, in its individual or any other capacity, may become the owner of the Notes and, subject to Sections 608 and 613 of the Base Indenture, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

                  10. NO RECOURSE AGAINST OTHERS. No director, officer, employee, stockholder or Affiliate, as such, of the Company shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability with respect to each director, officer, employee, stockholder and Affiliate of the Company. The waiver and release are part of the consideration for the Notes.

                  11. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an Authenticating Agent.

                  12. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  13. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  14.      REGISTRATION RIGHTS AGREEMENT. The Holder of this
Note is entitled to the benefits of a Registration Rights Agreement, dated September 9, 2003, among the Company, the Trustee and the Dealer Managers (the "REGISTRATION RIGHTS AGREEMENT"). Unless otherwise defined in the Indenture, capitalized terms used in this paragraph 14 shall have the meanings assigned to them in the Registration Rights Agreement.

                  In accordance with the terms of the Registration Rights Agreement, in the event the Exchange Offer with respect to the Notes is not consummated and a Shelf Registration Statement with respect to the Notes is not declared effective on or prior to the 270th day (or, if such 270th day is not a Business Day, the first Business Day thereafter) after the date hereof, the interest rate on the Initial Notes will be increased by 0.25% per annum from and including such 270th day to but excluding such date that the Exchange Offer is consummated or a Shelf Registration Statement is declared effective by the Commission. In the event that the Shelf Registration Statement required to be effective pursuant to the Registration Rights Agreement ceases to be effective at any time during the period specified under the Registration Rights Agreement for more than 60 days, whether or not consecutive, during any 12-month period, the interest rate borne by the Notes shall be increased by 0.25% per annum from the 61st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective until such time as the Shelf Registration Statement again becomes effective. Any amounts payable under this Section 2(d) shall be deemed "ADDITIONAL INTEREST" for purposes of the Registration Rights Agreement.

                  Additional Interest shall be paid by depositing with the Trustee, in trust, for the benefit of the Holders of Registrable Notes, on or before the applicable Interest Payment Date, immediately available funds in sums sufficient to pay the Additional Interest then due. The Additional Interest, if any, due shall be payable to the Holders of the Notes at the close of business on the Regular Record Date for such interest, which shall be the February 1 and August 1, whether or not a Business Day, immediately preceding the relevant Interest Payment Date.

                  The above description of certain provisions of the Registration Rights Agreement is qualified by reference to, and is subject in its entirety to, the more complete description thereof contained in the Registration Rights Agreement.

                  The Company shall furnish to any Holder upon written request and without charge a copy of the Base Indenture, the First Supplemental Indenture and the Registration Rights Agreement. Requests may be made to:

                  Delta Air Lines, Inc.
                  P.O. Box 20706
                  Atlanta, Georgia 30320
                  Attention: Investor Relations, Department No. 829 Telephone No.: (404) 715-2600

                  15. SINKING FUND. The Notes do not have the benefit of any sinking fund obligations.

                  16. GOVERNING LAW. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS NOTE, WITHOUT GIVING EFFECT TO SUCH STATE'S CONFLICT OF LAWS PRINCIPLES.

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

         (I) or (we) assign and transfer this Note to


--------------------------------------------------------------------------------
               (Insert assignee's social security or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint______________________________________________________ to
transfer this Note on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date:
     --------------------

Your Signature:
                ----------------------------------------------------------------
                  (Sign exactly as your name appears on the face of this Note)

[FOR INCLUSION ONLY IF THIS NOTE BEARS A RESTRICTED SECURITIES LEGEND.]

In connection with any transfer of any of the Notes evidenced by this certificate that are "restricted securities" (as defined in Rule 144 (or any successor thereto) under the Securities Act), the undersigned confirms that such Notes are being transferred:

         CHECK ONE BOX BELOW

         (1)      [_]      to the Company; or

         (2)      [_]      pursuant to and in compliance with Rule 144A under
                           the Securities Act of 1933; or

         (3)      [_]      pursuant to and in compliance with Regulation S under
                           the Securities Act of 1933; or

         (4)      [_]      pursuant to an exemption from registration under the
                           Securities Act of 1933 provided by Rule 144 thereunder.

Unless one of the boxes is checked, the Security Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box
(3) or (4) is checked, the Security Registrar may require, prior to registering any such transfer of the Notes, such certifications and other information, and if box (4) is checked such legal opinions, as the Company has reasonably requested in writing, by delivery to the Trustee and Security Registrar of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933; provided that this paragraph shall not be applicable to any Notes which are not "restricted securities" (as defined in Rule 144 (or any successor thereto) under the Securities Act).


Your Signature:
                ----------------------------------------------------------------
                  (Sign exactly as your name appears on the face of this Note)


Date:
     --------------------


Medallion Signature Guarantee:
                              --------------------------------------------------

                         SCHEDULE OF EXCHANGES OF NOTES*

                  The following exchanges of a part of this Global Security for an interest in another Global Security or for Certificated Securities have been made have been made:

                                Amount of              Amount of          Principal Amount of
                               decrease in            increase in        this Global Security       Signature of
                            Principal Amount        Principal Amount        following such       authorized officer
                             of this Global          of this Global          decrease (or           of Trustee or
    Date of Exchange            Security                Security               increase           Security Registrar
    ----------------        ----------------        ----------------     ---------------------   -------------------



------------------
*This schedule should be included only if the Note is issued in global form.